                                                       August 31, 1998



First Allmerica Financial Life Insurance Company
440 Lincoln Street
Worcester, MA 01653


RE:  ALLMERICA SELECT SEPARATE ACCOUNT OF FIRST
     ALLMERICA FINANCIAL LIFE INSURANCE COMPANY

Gentlemen:

In my capacity as Attorney of First Allmerica Financial Life Insurance Company (the "Company"), I have participated in the preparation of the initial Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940, with respect to the Company's qualified and non-qualified variable annuity certificates.

I am of the following opinion:

1. Allmerica Select Separate Account is a separate account of the Company validly existing pursuant to the Massachusetts Insurance Code and the regulations issued thereunder.

2. The assets held in Allmerica Select Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The group and individual variable annuity contracts/certificates, when issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable local law, will be legal and binding obligations of the Company in accordance with their terms and when sold will be legally issued, fully paid and non-assessable.

In arriving at the foregoing opinion, I have made such examination of law and examined such records and other documents as in my judgment are necessary or appropriate.

I hereby consent to the filing of this opinion as an exhibit to this initial Registration Statement for Allmerica Select Separate Account on Form N-4 under the Securities Act of 1933 and amendment under the Investment Company Act of 1940.

                                             Very truly yours,

                                             /s/ Lynn Gelinas

                                             Lynn Gelinas
                                             Attorney